EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended May 31, 2015, the M.D. Sass 1-3 Year Duration Agency Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $646,743
Accumulated Net Realized Gain/(Loss)   $(646,743)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended May 31, 2015, the M.D. Sass Equity Income Plus Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $69,838
Accumulated Net Realized Gain/(Loss)   $(69,838)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended May 31, 2015, the Visium Event Driven Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $300,626
Accumulated Net Realized Gain/(Loss)   $(300,626)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended May 31, 2015, the Barrett Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $-
Accumulated Net Realized Gain/(Loss)   $5,401
Paid-in Capital      $(5,401)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended May 31, 2015, the Schooner Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $83,998
Accumulated Net Realized Gain/(Loss)   $(84,000)
Paid-in Capital      $2

The reclassifications have no effect on net assets or net asset value per share.

For the year ended May 31, 2015, the Schooner Hedged Alternative Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $647,080
Accumulated Net Realized Gain/(Loss)   $(647,080)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.